Exhibit 99.1

October 20, 2022

Media contact:	Investor/analyst contact:
Media Relations	Emily Halverson
(206) 304-0008	VP Finance and Controller
(206) 392-5908

Alaska Air Group reports third quarter 2022 results
Delivered adjusted pretax margins of 15.6%;
Recorded record third quarter operating revenue of $2.8 billion
Finalized new contracts with ALPA, IBT and IAM represented employees

SEATTLE — Alaska Air Group (NYSE: ALK) today reported financial results for the third quarter ending September 30, 2022, and provided outlook for the fourth quarter ending December 31, 2022.

"I am incredibly proud of our entire team for the strong results they delivered in the third quarter, through the busiest travel season in two years," said Alaska CEO Ben Minicucci. "We ran an industry-leading operation with completion rates over 99% every month. We set a new revenue record and our double-digit pretax margin will likely lead the industry. Alaska and Horizon also ratified three major labor deals. This is a strong foundation that we look forward to building on in 2023."

Financial Results for the Third Quarter:
•Reported net income for the third quarter of 2022 under Generally Accepted Accounting Principles (GAAP) of $40 million, or $0.31 per share, compared to a net income of $194 million, or $1.53 per share, in the third quarter of 2021.
•Reported net income for the third quarter of 2022, excluding special items and mark-to-market fuel hedge accounting adjustments, of $325 million, or $2.53 per share, compared to a net income, excluding special items and mark-to-market fuel hedge accounting adjustments, of $187 million, or $1.47 per share, in the third quarter of 2021.
•Recorded $2.8 billion in operating revenues for the third quarter, the highest revenue-generating quarter in company history.
•Generated RASM in the third quarter of 2022 26.8% above the third quarter 2019 result, driven by strong pricing, a robust demand environment and the execution of our commercial roadmap.
•Reported adjusted pretax margin for the third quarter of 15.6%.

Balance Sheet and Liquidity:
•Held $3.2 billion in unrestricted cash and marketable securities as of September 30, 2022.
•Maintained a debt-to-capitalization ratio of 49% as of September 30, 2022, within the target range of 40% to 50%.
•Generated $174 million in operating cash flow for the third quarter.

Operational Updates and Milestones:
•First major carrier to ratify a new labor agreement with mainline pilots, recognizing Alaska's more than 3,300 ALPA-represented employees for their contributions to the company's success.
•Ratified a pilot retention agreement in September with 700 Horizon Air pilots represented by the IBT.

•Ratified a two-year contract extension in August with nearly 5,700 Alaska Airlines employees represented by the IAM.
•Delivered an excellent operation, with 99% completion rates for both mainline and regional for the quarter.
•Received five Boeing 737-9 aircraft in the third quarter, bringing the total number of 737-9s in our mainline fleet to 33.
•Retired six Airbus A320 aircraft and nine Q400 aircraft during the quarter, progressing on our transition to single fleets. By the end of January 2023, the remaining 23 A320 aircraft and 22 Q400 aircraft are expected to be retired.
•Began retrofit project for the 737-800 fleet to refresh interiors and add three main cabin seats.
•Announced new nonstop service between Everett's Paine Field and Anchorage starting in November 2022.

Awards and Recognition:
•Mileage Plan ranked first in the U.S. News & World Report's list of Best Airline Rewards Programs for the eighth consecutive year.
•Named to Forbes' America's Best Employers for Women list, receiving the highest ranking of all airlines.
•Named for the second year in a row to Newsweek's list of America's Best Customer Service.
•Recognized by Fast Company as one of the Best Workplaces for Innovators.

Environmental, Social and Governance Updates:
•Signed agreement with Gevo Inc. to purchase 185 million gallons of sustainable aviation fuel (SAF) over five years beginning in 2026.
•Launched a new SAF initiative in partnership with Microsoft, Boeing and Washington State University to expand the use of SAF and increase education on sustainable travel topics.
•Donated funds and miles to multiple organizations assisting disaster relief and recovery in Alaska, Florida and Puerto Rico.

The following table reconciles the company's reported GAAP net income per share (EPS) for the three and nine months ended September 30, 2022, and 2021 to adjusted amounts.

	Three Months Ended September 30,
	2022		2021
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income per share	$40	$0.31	$194	$1.53
Mark-to-market fuel hedge adjustments	131	1.02	—	—
Special items - fleet transition(a)	155	1.21	(9)	(0.07)
Special items - labor ratification bonus(b)	90	0.70	—	—
Income tax effect of reconciling items above	(91)	(0.71)	2	0.01
Non-GAAP adjusted net income per share	$325	$2.53	$187	$1.47

	Nine Months Ended September 30,
	2022		2021
(in millions, except per-share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
GAAP net income per share	$36	$0.28	$460	$3.64
Payroll support program grant wage offset	—	—	(914)	(7.24)
Mark-to-market fuel hedge adjustments	64	0.50	(68)	(0.54)
Special items - fleet transition(a)	376	2.94	5	0.04
Special items - labor ratification bonus(b)	90	0.70	—	—
Special items - restructuring(c)	—	—	(12)	(0.09)
Income tax effect of reconciling items above	(128)	(1.00)	242	1.92
Non-GAAP adjusted net income (loss) per share	$438	$3.42	$(287)	$(2.27)
(a) Special items - fleet transition in the three and nine months ended September 30, 2022 is primarily for impairment charges and accelerated costs associated with the retirement of the A320 and Q400 fleets by January 2023.
(b) Special items - labor ratification bonus in the three and nine months ended September 30, 2022 is comprised of a one-time payment to Alaska pilots following ratification of a new collective bargaining agreement.
(c) Special items - restructuring in the nine months ended September 30, 2021 is related to the estimated costs for pilot incentive leaves.

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

Alaska will hold its quarterly conference call to discuss third quarter results at 8:30 a.m. PDT on October 20, 2022. A webcast of the call is available to the public at www.alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the call.

Fourth Quarter 2022 Forecast Information

Q4 Expectation(a)
Capacity (ASMs) % change versus 2019(a)	Down 7% to 10%
Passenger load factor	83% to 86%
Total revenue % change versus 2019(a)	Up 12% to 15%
Cost per ASM excluding fuel and special items (CASMex) % change versus 2019(a)	Up 20% to 23%
Economic fuel cost per gallon	$3.50 to $3.70
Non-operating expense (benefit)	($3M) to ($5M)
Full Year 2022 Forecast Information

	Full Year Expectation(a)	Prior Full Year Expectation(b)
Capacity (ASMs) % change versus 2019	Down 8% to 9%	Down 8% to 9%
Cost per ASM excluding fuel and special items (CASMex) % change versus 2019	Up 19% to 20%	Up 15% to 17%
Adjusted Pre-tax margin	6% to 9%	6% to 9%
Capital Expenditures	~$1.5 billion	$1.6 billion to $1.7 billion
(a) Due to the unusual nature of 2021 and 2020, all 2022 comparisons are versus the comparable period in 2019.
(b) As filed on July 21, 2022.

For full year 2022, we continue to expect capacity down 8% to 9% as we prioritize our transition to single fleet and operational reliability. For the same period we expect CASMex to be up 19% to 20%, now reflecting the impacts of our three newly ratified labor agreements. Despite the impact of elevated fuel and new labor deals, we still expect to deliver a full year adjusted pre-tax margin of 6% to 9%.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by our forward-looking statements, assumptions or beliefs. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2021. Some of these risks include competition, labor costs, relations and availability, general economic conditions including those associated with pandemic recovery, increases in operating costs including fuel, inability to meet cost reduction, ESG and other strategic goals, seasonal fluctuations in demand and financial results, supply chain risks, events that negatively impact aviation safety and security, and changes in laws and regulations that impact our business. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed in our most recent Form 10-K and in our subsequent SEC filings. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements made today to conform them to actual results. Over time, our actual results, performance or achievements may differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, assumptions or beliefs and such differences might be significant and materially adverse.

Alaska Airlines and our regional partners serve more than 120 destinations across the United States, Belize, Canada, Costa Rica and Mexico. We emphasize low fares and award-winning customer service. Alaska is a member of the oneworld global alliance. With the alliance and our additional airline partners, our guests can travel to more than 900 destinations on more than 20 airlines while earning and redeeming miles on flights to locations around the world. Learn more about Alaska at news.alaskair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.
	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions, except per share amounts)	2022	2021		Change	2022	2021	Change
Operating Revenues
Passenger revenue	$2,615	$1,774		47%	$6,544	$3,785	73%
Mileage Plan other revenue	146	120		22%	433	332	30%
Cargo and other	67	59		14%	190	160	19%
Total Operating Revenues	2,828	1,953		45%	7,167	4,277	68%

Operating Expenses
Wages and benefits	686	578		19%	1,931	1,581	22%
Variable incentive pay	48	42		14%	140	109	28%
Payroll Support Program grant wage offset	—	—		NM	—	(914)	NM
Aircraft fuel, including hedging gains and losses	877	376		133%	2,000	853	134%
Aircraft maintenance	92	89		3%	331	272	22%
Aircraft rent	76	64		19%	222	188	18%
Landing fees and other rentals	161	141		14%	435	414	5%
Contracted services	83	62		34%	243	167	46%
Selling expenses	82	49		67%	218	123	77%
Depreciation and amortization	104	99		5%	310	294	5%
Food and beverage service	52	39		33%	143	97	47%
Third-party regional carrier expense	53	39		36%	145	106	37%
Other	207	126		64%	536	348	54%
Special items - fleet transition	155	(9)		NM	376	5	NM
Special items - labor ratification bonus	90	—		NM	90	—	NM
Special items - restructuring	—	—	.	NM	—	(12)	NM
Total Operating Expenses	2,766	1,695		63%	7,120	3,631	96%
Operating Income	62	258		(76)%	47	646	(93)%
Non-operating Income (Expense)
Interest income	17	6		183%	35	19	84%
Interest expense	(31)	(30)		3%	(84)	(101)	(17)%
Interest capitalized	3	3		—%	8	9	(11)%
Other - net	14	8		75%	38	27	41%
Total Non-operating Income (Expense)	3	(13)		(123)%	(3)	(46)	(93)%
Income Before Income Tax	65	245			44	600
Income tax expense	25	51			8	140
Net Income	$40	$194			$36	$460

Basic Earnings Per Share	$0.32	$1.55			$0.28	$3.69
Diluted Earnings Per Share	$0.31	$1.53			$0.28	$3.64

Shares used for computation:
Basic	126.783	125.250			126.440	124.846
Diluted	128.370	127.188			128.087	126.325

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	September 30, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$688	$470
Marketable securities	2,462	2,646
Total cash and marketable securities	3,150	3,116
Receivables - net	345	546
Inventories and supplies - net	94	62
Prepaid expenses and other current assets	221	196
Total Current Assets	3,810	3,920

Property and Equipment
Aircraft and other flight equipment	8,811	8,127
Other property and equipment	1,589	1,489
Deposits for future flight equipment	300	384
	10,700	10,000
Less accumulated depreciation and amortization	4,046	3,862
Total Property and Equipment - Net	6,654	6,138

Other Assets
Operating lease assets	1,605	1,453
Goodwill and intangible assets	2,040	2,044
Other noncurrent assets	422	396
Other Assets	4,067	3,893

Total Assets	$14,531	$13,951

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions, except share amounts)	September 30, 2022	December 31, 2021
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$202	$200
Accrued wages, vacation and payroll taxes	583	457
Air traffic liability	1,467	1,163
Other accrued liabilities	805	625
Deferred revenue	1,068	912
Current portion of operating lease liabilities	263	268
Current portion of long-term debt	321	366
Total Current Liabilities	4,709	3,991

Long-Term Debt, Net of Current Portion	1,889	2,173

Noncurrent Liabilities
Long-term operating lease liabilities, net of current portion	1,482	1,279
Deferred income taxes	571	578
Deferred revenue	1,413	1,446
Obligation for pension and postretirement medical benefits	296	305
Other liabilities	345	378
Total Noncurrent Liabilities	4,107	3,986

Commitments and Contingencies

Shareholders' Equity
Preferred stock, $0.01 par value, Authorized: 5,000,000 shares, none issued or outstanding	—	—
Common stock, $0.01 par value, Authorized: 400,000,000 shares, Issued: 2022 - 136,184,043 shares; 2021 - 135,255,808 shares, Outstanding: 2022 - 126,834,099 shares; 2021 - 125,905,864 shares	1	1
Capital in excess of par value	549	494
Treasury stock (common), at cost: 2022 - 9,349,944 shares; 2021 - 9,349,944 shares	(674)	(674)
Accumulated other comprehensive loss	(328)	(262)
Retained earnings	4,278	4,242
	3,826	3,801
Total Liabilities and Shareholders' Equity	$14,531	$13,951

SUMMARY CASH FLOW (unaudited)
Alaska Air Group, Inc.
(in millions)	Nine Months Ended September 30, 2022	Six Months Ended June 30, 2022(a)	Three Months Ended September 30, 2022(b)
Cash Flows from Operating Activities:
Net income (loss)	$36	$(4)	$40
Non-cash reconciling items	719	447	272
Changes in working capital	654	792	(138)
Net cash provided by (used in) operating activities	1,409	1,235	174

Cash Flows from Investing Activities:
Property and equipment additions	(947)	(632)	(315)
Other investing activities	59	(89)	148
Net cash provided by (used in) investing activities	(888)	(721)	(167)

Cash Flows from Financing Activities:	(296)	(206)	(90)

Net increase (decrease) in cash and cash equivalents	225	308	(83)
Cash, cash equivalents, and restricted cash at beginning of period	494	494	802
Cash, cash equivalents, and restricted cash at end of the period	$719	$802	$719
(a) As reported in Form 10-Q for the second quarter of 2022.
(b) Cash flows for the three months ended September 30, 2022, can be calculated by subtracting cash flows for the six months ended June 30, 2022, as reported in Form 10-Q for the second quarter 2022, from the nine months ended September 30, 2022.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	Change	2022	2021	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	11,437	9,832	16.3%	31,137	23,211	34.1%
RPMs (000,000) "traffic"	14,143	11,592	22.0%	38,475	27,319	40.8%
ASMs (000,000) "capacity"	16,349	14,429	13.3%	45,743	38,238	19.6%
Load factor	86.5%	80.3%	6.2 pts	84.1%	71.4%	12.7 pts
Yield	18.48¢	15.30¢	20.8%	17.01¢	13.85¢	22.8%
RASM	17.30¢	13.54¢	27.8%	15.67¢	11.19¢	40.0%
CASMex(b)	10.05¢	9.21¢	9.1%	10.17¢	9.67¢	5.2%
Economic fuel cost per gallon(b)	$3.66	$2.05	78.5%	$3.38	$1.93	75.1%
Fuel gallons (000,000)	204	183	11.5%	573	477	20.1%
ASMs per gallon	80.1	78.8	1.6%	79.8	80.2	(0.5)%
Average full-time equivalent employees (FTEs)	22,878	20,315	12.6%	22,354	18,819	18.8%
Mainline Operating Statistics:
Revenue passengers (000)	8,671	7,065	22.7%	23,557	16,367	43.9%
RPMs (000,000) "traffic"	12,846	10,122	26.9%	34,818	23,677	47.1%
ASMs (000,000) "capacity"	14,782	12,540	17.9%	41,221	33,004	24.9%
Load factor	86.9%	80.7%	6.2 pts	84.5%	71.7%	12.8 pts
Yield	17.26¢	14.08¢	22.6%	15.76¢	12.68¢	24.3%
RASM	16.34¢	12.66¢	29.1%	14.72¢	10.44¢	41.0%
CASMex(b)	9.15¢	8.45¢	8.3%	9.24¢	8.90¢	3.8%
Economic fuel cost per gallon(b)	$3.61	$2.03	77.8%	$3.35	$1.91	75.4%
Fuel gallons (000,000)	173	147	17.7%	484	380	27.4%
ASMs per gallon	85.4	85.3	0.1%	85.2	86.9	(2.0)%
Average number of FTEs	17,453	15,116	15.5%	17,035	13,870	22.8%
Aircraft utilization	10.5	10.2	2.9%	10.4	9.6	8.3%
Average aircraft stage length	1,347	1,313	2.6%	1,348	1,313	2.7%
Operating fleet(d)	232	210	22 a/c	232	210	22 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,767	2,767	—%	7,579	6,843	10.8%
RPMs (000,000) "traffic"	1,297	1,470	(11.8)%	3,657	3,642	0.4%
ASMs (000,000) "capacity"	1,567	1,889	(17.0)%	4,522	5,235	(13.6)%
Load factor	82.8%	77.8%	5.0 pts	80.9%	69.6%	11.3 pts
Yield	30.69¢	23.72¢	29.4%	28.88¢	21.47¢	34.5%
RASM	26.23¢	19.26¢	36.2%	24.26¢	15.80¢	53.5%
Operating fleet(d)	94	94	— a/c	94	94	— a/c
(a)Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.
(b)See a reconciliation of this non-GAAP measure and Note A for a discussion of the importance of this measure to investors in the accompanying pages.
(c)Data presented includes information for flights operated by Horizon and third-party carriers.
(d)Excludes all aircraft removed from operating service.

Given the unusual nature of 2021 and 2020, we believe that some analysis of specific financial and operational results compared to 2019 provides meaningful insight. The table below includes comparative results from 2022 to 2019.

FINANCIAL INFORMATION AND OPERATING STATISTICS - 2022 Compared to 2019 (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2019		Change	2022	2019		Change
Passenger revenue	$2,615	$2,211		18%	$6,544	$6,038		8%
Mileage plan other revenue	146	118		24%	433	346		25%
Cargo and other	67	60		12%	190	169		12%
Total Operating Revenues	2,828	2,389		18%	7,167	6,553		9%

Operating expenses, excluding fuel and special items	1,644	1,476		11%	4,654	4,295		8%
Aircraft fuel, including hedging gains and losses	877	486		80%	2,000	1,408		42%
Special items	245	5		NM	466	39		NM
Total Operating Expenses	2,766	1,967		41%	7,120	5,742		24%

Total Non-operating Expense	3	(6)		(150)%	(3)	(38)		(92)%
Income Before Income Tax	$65	$416		(84)%	$44	$773		(94)%

Consolidated Operating Statistics:
Revenue passengers (000)	11,437	12,574		(9)%	31,137	35,018		(11)%
RPMs (000,000) "traffic"	14,143	15,026		(6)%	38,475	42,113		(9)%
ASMs (000,000) "capacity"	16,349	17,519		(7)%	45,743	50,006		(9)%
Load Factor	86.5%	85.8%	0.7	pts	84.1%	84.2%	(0.1)	pts
Yield	18.48¢	14.71¢		26%	17.01¢	14.34¢		19%
RASM	17.30¢	13.64¢		27%	15.67¢	13.10¢		20%
CASMex	10.05¢	8.43¢		19%	10.17¢	8.59¢		18%
FTEs	22,878	22,247		3%	22,354	22,000		2%

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended September 30, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$2,217	$398	$—	$—	$2,615	$—	$2,615
CPA revenues	—	—	93	(93)	—	—	—
Mileage Plan other revenue	133	13	—	—	146	—	146
Cargo and other	65	—	—	2	67	—	67
Total Operating Revenues	2,415	411	93	(91)	2,828	—	2,828
Operating Expenses
Operating expenses, excluding fuel	1,352	292	94	(94)	1,644	245	1,889
Fuel expense	625	121	—	—	746	131	877
Total Operating Expenses	1,977	413	94	(94)	2,390	376	2,766
Non-operating Income (Expense)	8	—	(5)	—	3	—	3
Income (Loss) Before Income Tax	$446	$(2)	$(6)	$3	$441	$(376)	$65
Pretax Margin					15.6%		2.3%

	Three Months Ended September 30, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$1,425	$349	$—	$—	$1,774	$—	$1,774
CPA revenues	—	—	107	(107)	—	—	—
Mileage Plan other revenue	105	15	—	—	120	—	120
Cargo and other	58	—	—	1	59	—	59
Total Operating Revenues	1,588	364	107	(106)	1,953	—	1,953
Operating Expenses
Operating expenses, excluding fuel	1,060	288	93	(113)	1,328	(9)	1,319
Fuel expense	299	77	—	—	376	—	376
Total Operating Expenses	1,359	365	93	(113)	1,704	(9)	1,695
Non-operating Income (Expense)	(8)	—	(6)	1	(13)	—	(13)
Income (Loss) Before Income Tax	$221	$(1)	$8	$8	$236	$9	$245
Pretax Margin					12.1%		12.5%

	Nine Months Ended September 30, 2022
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$5,488	$1,056	$—	$—	$6,544	$—	$6,544
CPA revenues	—	—	288	(288)	—	—	—
Mileage Plan other revenue	392	41	—	—	433	—	433
Cargo and other	186	—	—	4	190	—	190
Total Operating Revenues	6,066	1,097	288	(284)	7,167	—	7,167
Operating Expenses
Operating expenses, excluding fuel	3,808	843	291	(288)	4,654	466	5,120
Fuel expense	1,623	313	—	—	1,936	64	2,000
Total Operating Expenses	5,431	1,156	291	(288)	6,590	530	7,120
Non-operating Income (Expense)	12	—	(15)	—	(3)	—	(3)
Income (Loss) Before Income Tax	$647	$(59)	$(18)	$4	$574	$(530)	$44
Pretax Margin					8.0%		0.6%

	Nine Months Ended September 30, 2021
(in millions)	Mainline	Regional	Horizon	Consolidating & Other(a)	Air Group Adjusted(b)	Special Items(c)	Consolidated
Operating Revenues
Passenger revenues	$3,003	$782	$—	$—	$3,785	$—	$3,785
CPA revenues	—	—	322	(322)	—	—	—
Mileage Plan other revenue	287	45	—	—	332	—	332
Cargo and other	157	—	—	3	160	—	160
Total Operating Revenues	3,447	827	322	(319)	4,277	—	4,277
Operating Expenses
Operating expenses, excluding fuel	2,937	839	272	(349)	3,699	(921)	2,778
Fuel expense	726	195	—	—	921	(68)	853
Total Operating Expenses	3,663	1,034	272	(349)	4,620	(989)	3,631
Non-operating Income (Expense)	(31)	—	(16)	1	(46)	—	(46)
Income (Loss) Before Income Tax	$(247)	$(207)	$34	$31	$(389)	$989	$600
Pretax Margin					(9.1)%		14.0%
(a)Includes consolidating entries, Air Group parent company, McGee Air Services, and other immaterial business units.
(b)The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and excludes certain charges. See Note A in the accompanying pages for further information.
(c)Includes payroll support program grant wage offsets, special items, and mark-to-market fuel hedge accounting adjustments.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.
CASM Excluding Fuel and Special Items Reconciliation
	Three Months Ended September 30,				Nine Months Ended September 30,
(in cents)	2022		2021		2022		2021
Consolidated:
CASM	16.91	¢	11.75	¢	15.56	¢	9.50	¢
Less the following components:
Payroll Support Program grant wage offset	—		—		—		(2.39)
Aircraft fuel, including hedging gains and losses	5.36		2.60		4.37		2.24
Special items - fleet transition(a)	0.95		(0.06)		0.82		0.01
Special items - labor ratification bonus(b)	0.55		—		0.20		—
Special items - restructuring(c)	—		—		—		(0.03)
CASM excluding fuel and special items	10.05	¢	9.21	¢	10.17	¢	9.67	¢

Mainline:
CASM	16.20	¢	10.77	¢	14.59	¢	8.26	¢
Less the following components:
Payroll Support Program grant wage offset	—		—		—		(2.61)
Aircraft fuel, including hedging gains and losses	5.52		2.39		4.44		1.99
Special items - fleet transition(a)	0.92		(0.07)		0.69		0.02
Special items - labor ratification bonus(b)	0.61		—		0.22		—
Special items - restructuring(c)	—		—		—		(0.04)
CASM excluding fuel and special items	9.15	¢	8.45	¢	9.24	¢	8.90	¢
(a) Special items - fleet transition in the three and nine months ended September 30, 2022 is primarily for impairment charges and accelerated costs associated with the retirement of the A320 and Q400 fleets by January 2023.
(b) Special items - labor ratification bonus in the three and nine months ended September 30, 2022 is comprised of a one-time payment to Alaska pilots following ratification of a new collective bargaining agreement.
(c) Special items - restructuring in the nine months ended September 30, 2021 is related to the estimated costs for pilot incentive leaves.

Fuel Reconciliation
	Three Months Ended September 30,
	2022		2021
(in millions, except for per-gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$775	$3.80	$397	$2.16
Losses (gains) on settled hedges	(29)	(0.14)	(21)	(0.11)
Consolidated economic fuel expense	746	3.66	376	2.05
Mark-to-market fuel hedge adjustment	131	0.64	—	—
GAAP fuel expense	$877	$4.30	$376	$2.05
Fuel gallons		204		183

	Nine Months Ended September 30,
	2022		2021
(in millions, except for per gallon amounts)	Dollars	Cost/Gallon	Dollars	Cost/Gallon
Raw or "into-plane" fuel cost	$2,103	$3.67	$949	$1.99
Losses (gains) on settled hedges	(167)	(0.29)	(28)	(0.06)
Consolidated economic fuel expense	1,936	3.38	921	1.93
Mark-to-market fuel hedge adjustment	64	0.11	(68)	(0.14)
GAAP fuel expense	$2,000	$3.49	$853	$1.79
Fuel gallons		573		477

Debt-to-capitalization, including operating leases
(in millions)	September 30, 2022	December 31, 2021
Long-term debt, net of current portion	$1,889	$2,173
Long-term and current capitalized operating leases	1,745	1,547
Adjusted debt, net of current portion of long-term debt	3,634	3,720
Shareholders' equity	3,826	3,801
Total Invested Capital	$7,460	$7,521

Debt-to-capitalization ratio, including operating leases	49%	49%

Adjusted net debt to earnings before interest, taxes, depreciation, amortization, rent and special items
(in millions)	September 30, 2022	December 31, 2021
Current portion of long-term debt	$321	$366
Current portion of operating lease liabilities	263	268
Long-term debt	1,889	2,173
Long-term operating lease liabilities, net of current portion	1,482	1,279
Total adjusted debt	3,955	4,086
Less: Total cash and marketable securities	(3,150)	(3,116)
Adjusted net debt	$805	$970

(in millions)	Twelve Months Ended September 30, 2022	Twelve Months Ended December 31, 2021
GAAP Operating Income(a)	$86	$685
Adjusted for:
Payroll Support Program grant wage offset and special items	462	(925)
Mark-to-market fuel hedge adjustments	85	(47)
Depreciation and amortization	410	394
Aircraft rent	288	254
EBITDAR	$1,331	$361
Adjusted net debt to EBITDAR	0.6x	2.7x
(a)Operating income can be reconciled using the trailing twelve month operating income as filed quarterly with the SEC.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•By eliminating fuel expense and certain other items (such as the Payroll Support Program grant wage offset and other special items) from our unit metrics, we believe that we have better visibility into the results of operations. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•Cost per ASM (CASM) excluding fuel and certain other items, such as the Payroll Support Program grant wage offset and other special items, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•Adjusted income before income tax (and other items as specified in our plan documents) is an important metric for the employee incentive plan, which covers the majority of Air Group employees.

•CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they have historically compared our airline to others in the industry. The measure is also the subject of frequent questions from investors.

•Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of these items as noted above. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Adjusted net debt - long-term debt, including current portion, plus capitalized operating leases, less cash and marketable securities

Adjusted net debt to EBITDAR - represents net adjusted debt divided by EBITDAR (trailing twelve months earnings before interest, taxes, depreciation, amortization, special items and rent)

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus capitalized operating lease liabilities) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share (EPS) using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737, Airbus 320 and Airbus 321neo family jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon and SkyWest. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon and SkyWest under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile